Exhibit 10.5

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of December 18, 2009, made by R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company (the “Additional Grantor”), in favor of KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Collateral Agreement referred to below.

W I T N E S E T H:

WHEREAS, Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), the Administrative Agent, and certain financial institutions (the “Lenders”) have entered into that certain Credit Agreement, dated as of September 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its affiliates (other than the Additional Grantor) have entered into that certain Guaranty and Collateral Agreement, dated as of September 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.13 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guaranty and Collateral Agreement. The Additional Grantor hereby represents and warrants that, with respect to itself and as applicable, each of the representations and warranties contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

3. Miscellaneous. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

R.E. GAS DEVELOPMENT, LLC

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

ANNEX 1-A

NOTICE ADDRESSES OF GRANTOR

Grantor	Notice Address

R.E. Gas Development, LLC	R.E. Gas Development, LLC c/o Rex Energy Corporation 476 Rolling Ridge Drive, Suite 300 State College, PA 16801 Attn: Thomas Stabley, Chief Financial Officer Fax No. 814.278.7286

INVESTMENT PROPERTY

Description of Pledged Securities

Owner/Grantor	Issuer	Percentage Owned	Percentage Pledged	Class of Stock or other Equity Interest	No. of Shares	Certificate No.
None

Description of Pledged Notes

None.

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

1.	None

Description of Commercial Tort Claims With An Asserted Value in Excess of $1,000,000

None.

JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
R. E. Gas Development, LLC 1975 Waddle Road State College, PA 16803	None	Delaware	Not Applicable		20-8814402	476 Rolling Ridge Drive, Suite 300 State College, PA 16801

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
R. E. Gas Development, LLC	1. 476 Rolling Ridge Drive, Suite 300 State College, PA 16801 2. 400 Southpointe Blvd, Suite 410, Canonsburg, Pennsylvania 15317

INTELLECTUAL PROPERTY

Copyrights and Copyright Licenses

None.

Patents and Patent Licenses

None.

Trademarks and Trademark Licenses

None.

RECEIVABLES WITH GOVERNMENTAL AUTHORITY AS OBLIGOR

None.